UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2017
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 21, 2017, the Federal Home Loan Bank of Atlanta ("Bank") concluded the 2017 elections to fill the member directorships of the Bank designated for Alabama and the District of Columbia for four-year terms beginning on January 1, 2018, pursuant to applicable Federal Housing Finance Agency ("Finance Agency") regulations, including 12 C.F.R. 1261.8(c) ("Applicable Regulations"). In each of Alabama and the District of Columbia, there was only one individual to be nominated and to accept nomination for the member directorship. The Applicable Regulations provide that if the number of eligible individuals to be nominated and to accept nomination is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected without further action upon notice to the Bank's members in the relevant state. On August 21, 2017, the Bank sent notice of Mr. Cosby's election to its Alabama members and notice of Mr. Argrett's election to its District of Columbia members. The Bank conducted the member director nomination process in accordance with the provisions of the Federal Home Loan Bank Act ("Act") and the Applicable Regulations.

Effective August 21, 2017, Travis "Tra" Cosby, III, Chairman of the Board, First Community Bank of Central Alabama, Wetumpka, Alabama, has been deemed elected to fill the member directorship of the Bank designated for Alabama, and Brian E. Argrett, President, Chief Executive Officer and Director of City First Bank D.C., N.A., has been deemed elected to fill the member directorship of the Bank designated for the District of Columbia. The Bank will include Mr. Cosby as the director-elect for Alabama and Mr. Argrett as the director-elect for the District of Columbia in the Bank's report of election. The Bank has not yet determined on which committees Messrs. Cosby and Argrett will serve beginning in 2018. Mr. Cosby is currently serving as a director of the Bank and is Vice Chairman of the Audit Committee and a member of the Enterprise Risk and Operations, Executive, and Finance Committees. Mr. Argrett is currently serving as a director of the Bank and is Vice Chairman of the Housing and Community Investment Committee and a member of the Audit, Enterprise Risk and Operations, and Executive Committees.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Federal Home Loan Banks' Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services, in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally. Pursuant to Finance Agency regulation, the Bank's member directors serve as officers or directors of a Bank member.

The Bank expects to compensate Messrs. Cosby and Argrett in accordance with the Bank's 2018 Directors' Compensation Policy, a policy that has not yet been adopted. They also will be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each director has the opportunity to defer all or a portion of the amounts of his compensation. The form and amount of any compensation to all directors, including Messrs. Cosby and Argrett, is subject to approval by the board of directors of the Bank and subject to the Act and Finance Agency regulations.

Item 7.01. Regulation FD Disclosure.

On August 21, 2017, as required by the Applicable Regulations, the Bank notified its members in Alabama and the District of Columbia who are eligible to participate in the 2017 director election that because Messrs. Cosby and Argrett were the only individuals to be nominated and to accept nomination for the Alabama and the District of Columbia member directorships, respectively, each has been deemed re-elected without further action pursuant to the Applicable Regulations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 21, 2017	By: /s/Reginald T. O'Shields
By: Reginald T. O'Shields Senior Vice President and General Counsel